UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 3, 2014

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip code)

(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 3, 2014, at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Ironwood Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company voted on the following proposals:

•                  Re-election of three Class I directors of the Company, each to serve a three-year term;

•                  Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting; and

•                  Ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

The final voting results for the Annual Meeting are as follows:

1.                                      The stockholders re-elected Bryan E. Roberts, Julie H. McHugh and Peter M. Hecht as Class I directors, each to serve on the board of directors of the Company for a three-year term until the annual meeting of stockholders to be held in 2017 or until his or her successor is duly elected and qualified or until his or her death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes

Bryan E. Roberts	101,825,383	2,844,836	11,328,081

Julie H. McHugh	104,284,319	385,900	11,328,081

Peter M. Hecht	103,084,141	1,586,078	11,328,081

2.                                      The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, based on the following votes:

For	Against	Abstain	Broker Non-Votes

104,150,086	307,407	212,726	11,328,081

3.                                      The stockholders ratified the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014, based on the following votes:

For	Against	Abstain	Broker Non-Votes

114,702,135	1,270,925	25,240	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 9, 2014	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer and Secretary